UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 5, 2009

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of Principal Financial Officer.

On May 5, 2009, El Paso Electric Company (the “Company”) entered into an Employment Retirement Agreement (the “Retirement Agreement”) with Scott D. Wilson, Executive Vice President and Chief Financial and Administrative Officer, regarding Mr. Wilson’s retirement from the Company effective May 31, 2009. Under the terms of the Retirement Agreement, the Company agreed to pay Mr. Wilson a lump-sum payment of $125,000 in satisfaction of any and all obligations (other than accrued compensation and benefits under the Company’s health, welfare and retirement plans) resulting from Mr. Wilson’s service to the Company, and Mr. Wilson agreed to a general release of claims. In addition, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Wilson with a term of twelve months beginning June 1, 2009. Under the terms of the Consulting Agreement, Mr. Wilson will receive a monthly consulting fee of $28,350 in consideration for providing financial and regulatory consulting services to the Company.

The descriptions above of the Retirement Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of such agreements which are filed as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K.

(b) Retirement of Director

On May 6, 2009, Gary R. Hedrick retired as a director of the Company.

(d) Election of New Director.

In accordance with Article III, Section 3 of the Bylaws and based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company (the “Board”) appointed Catherine A. Allen to fill the vacancy created by the retirement of Mr. Hedrick effective May 7, 2009. Since 1996, Ms. Allen has been the Chairman and Chief Executive Officer of The Santa Fe Group, a strategic consulting company that serves the financial sector in the areas of payments, fraud, information security and regulatory reform. From 1997 to 2007, Ms. Allen also served as founding CEO of BITS, an industry association of the 100 largest financial services companies in the United States. Ms. Allen is a director of Stewart Information Services Corp., a member of the boards of directors of Liquid Machines, Inc. and Singlepoint, LLC and on the advisory board for Citicorp Transaction Services.

Ms. Allen will initially serve as a Class II Director for Mr. Hedrick’s unexpired term through the date of the annual meeting of shareholders in 2011. Ms. Allen will serve on the Compensation and External Affairs Committees of the Board. Ms. Allen will receive compensation for non-employee directors as described in our most recent proxy statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Retirement Agreement and Release between the Company and Scott D. Wilson

10.2	Consulting Services Agreement between the Company and Scott D. Wilson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: May 8, 2009	By:	/s/ GARY D. SANDERS
	Name:	Gary D. Sanders
	Title:	Senior Vice President and General Counsel

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